UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2008

New Century Energy Corp.
(Exact name of Registrant as specified in its charter)

Colorado	1311	93-1192725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5851 San Felipe, Suite 775
Houston, Texas 77057
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 266-4344

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 20, 2008, New Century Energy Corp. (“we,” “us,” and the “Company”) entered into a Letter Agreement (the “Letter Agreement”) with Laurus Master Fund, Ltd. (“Laurus”). The Letter Agreement amended the terms of our Third Amended and Restated Note entered into with Laurus on or about July 10, 2007 (“Restated Note”) to extend the maturity date to July 1, 2008. The Restated Note had an original balance as of September 15, 2005, of $9,500,000, and was amended in connection with the entry into the Amended and Restated Term Note in March 2006, to provide that principal and interest on the note, which accrues at 20% per annum, payable monthly in arrears, would be repaid to Laurus by way of a production payment on certain of our oil and gas property (described below). The interest rate of the Term Note, which rate was not changed by any of the amendments to the Restated Note, is twenty percent (20%) per year,based on a 360 day year, payable monthly in arrears.  The Letter Agreement also amended the terms of an event of default under the Restated Note to include an event of default under any other of the previous Securities Purchase Agreements (“SPAs”) or Related Agreements (as defined in the SPAs) entered into with Laurus by us and/or by Gulf Coast Oil Corporation, our wholly owned subsidiary.

As of the date of this filing, the maturity date of the Restated Note is July 1, 2008.

As of the date of this filing, the outstanding balance of the Restated Note is approximately $6,351,390.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number:	Description of Exhibit

10.1*	Letter Agreement with Laurus Amending the Third Amended and Restated Term Note
10.2(1)	Secured Term Note
10.3(2)	Amended and Restated Secured Term Note
10.4(3)	Second Amended and Restated Secured Term Note
10.5(4)	Third Amended and Restated Secured Term Note

(1) Filed as an Exhibit to our Report on Form 8-K, filed with the Commission on September 21, 2007, and incorporated herein by reference.

(2) Filed as an Exhibit to our Report on Form 8-K, filed with the Commission on April 4, 2007, and incorporated herein by reference.

(3) Filed as an Exhibit to our Report on Form 8-K, filed with the Commission on January 10, 2007, and incorporated herein by reference.

(4) Filed as an Exhibit to our Report on Form 8-K, filed with the Commission on July 10, 2007, and incorporated herein by reference.

* Attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Century Energy Corp.

Date: January 23, 2008	By:	/s/ Edward R. DeStefano
Edward R. DeStefano
President